Exhibit 10.26
Adopted July 1, 2008
CLEAR CHANNEL
2008 EXECUTIVE INCENTIVE PLAN
1. DEFINED TERM
     Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.
2. PURPOSE
     The Plan has been established to advance the interests of the Company and its Affiliates by providing for the grant to Participants of Stock-based and other incentive Awards. Awards under the Plan are intended to align the incentives of the Company’s executives and investors and to improve the performance of the Company. Unless the Administrator determines otherwise, Awards to be granted under this Plan are expected to be substantially in the form attached hereto as Exhibit B-1, B-2, or B-3; provided, that all Rollover Option Agreements shall be substantially in the form attached hereto as Exhibit C-1 or C-2 and all Restricted Stock Agreements shall be substantially in the form attached hereto as Exhibit D, in each case unless the Administrator determines otherwise.
3. ADMINISTRATION
     The Administrator has discretionary authority, subject only to the express provisions of the Plan and the Award Agreements, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Except as otherwise provided by the express terms of an Award Agreement, all determinations of the Administrator made under the Plan will be conclusive and will bind all parties.
4. LIMITS ON AWARDS UNDER THE PLAN
     (a) Number of Shares. A maximum of 10,187,406 Shares may be delivered in satisfaction of Awards under the Plan. The number of Shares delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of Shares (i) withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award, (ii) awarded under the Plan as Restricted Stock, but thereafter forfeited, and (iii) made subject to an award that is exercised or satisfied, or that terminates or expires, without the delivery of such shares. The limits set forth in this Section 4(a) shall be construed to comply with Section 422 of the Code and the regulations thereunder. To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder and with other applicable legal requirements (including applicable stock exchange requirements), shares of Stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of Shares available for Awards under the Plan.

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     (b) Type of Shares. Stock delivered under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company or any of its subsidiaries. No fractional Shares will be delivered under the Plan.
     (c) Section 162(m) Limits. The maximum number of Shares for which Stock Options may be granted to any person in any calendar year and the maximum number of Shares subject to SARs granted to any person in any calendar year will each be 2,700,000. The maximum number of Shares subject to other Awards granted to any person in any calendar year will be 700,000 Shares. The maximum amount payable to any person in any year under Cash Awards will be $20,000,000. The foregoing provisions will be construed in a manner consistent with Section 162(m) of the Code.
5. ELIGIBILITY AND PARTICIPATION
     The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates; provided , that, subject to such express exceptions, if any, as the Administrator may establish, eligibility shall be further limited to those persons as to whom the use of a Form S-8 registration statement is permissible. Within 10 business days following the Closing Date (as defined in the Merger Agreement dated as of November 16, 2006, as amended, among Clear Channel Communications, Inc. and the other parties thereto), the Company shall file a Form S-8 registration statement with respect to all Shares available for issuance under this Plan. The Company shall use commercially reasonable efforts to maintain such Form S-8 while Awards granted hereunder remain outstanding; provided however that nothing herein shall prevent the Company from de-registering the Shares under the Plan if and to the extent they are no longer subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. Eligibility for ISOs is limited to employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code.
6. RULES APPLICABLE TO AWARDS
     (a) All Awards
          (1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein, and shall furnish to each Participant an Award Agreement setting forth the terms applicable to the Participant’s Award. By entering into an Award Agreement, the Participant agrees to the terms of the Award and of the Plan, to the extent not inconsistent with the express terms of the Award Agreement. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
          (2) Transferability. Neither ISOs, nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant’s lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

Adopted July 1, 2008
          (3) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless expressly provided otherwise by the Administrator or an Award Agreement, automatically and immediately upon the cessation of Employment, all outstanding Restricted Stock will be forfeited and all Awards requiring exercise will cease to be exercisable and will terminate, except that:
     (A) subject to (B) and (C) below, all Stock Options and other Awards requiring exercise held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of 90 days or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(3), and will thereupon terminate;
     (B) all Stock Options and other Awards requiring exercise held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the termination of the Participant’s Employment by reason of death or disability, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or disability, as the case may be, or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(3), and will thereupon terminate; and
     (C) all Stock Options and other Awards requiring exercise held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation if such cessation of Employment has resulted in connection with an act or failure to act constituting Cause.
          (4) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. Except as otherwise provided in an Award Agreement, the Administrator may, but need not, hold back Shares from an Award or permit a Participant to tender previously owned Shares in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate), using the Fair Market Value of Stock on the date of exercise to determine the number of shares so withheld or tendered.
          (5) Dividend Equivalents, Etc. Except as otherwise provided in an Award Agreement, the Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.
          (6) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued Employment with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of potential

Adopted July 1, 2008
appreciation in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or its Affiliate to the Participant.
          (7) Section 162(m). This Section 6(a)(7) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) of the Code other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(7) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will pre-establish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m) of the Code). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(7) applies may be granted after the first meeting of the stockholders of the Company held in 2013 until the listed performance measures set forth in the definition of “Performance Criteria” (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.
          (8) Stockholders Agreement. Unless otherwise specifically provided in an Award Agreement, all Awards issued under the Plan and all Stock issued thereunder will be subject to the Stockholders Agreement.
          (9) Section 409A. Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and the Plan and such Awards shall be construed accordingly. Granted Awards may be modified at any time, in the Administrator’s discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code, so long as such modification does not result in a reduction in value to the applicable Participant (unless the Participant consents in writing to such modification); provided that, to the extent the applicable Participant declines to provide such consent and the Administrator is otherwise unable to modify an award because of such a reduction in value, the Participant shall be solely responsible for any resulting tax liability and the Company shall withhold as required by law.
          (10) Certain Requirements of Corporate Law. Awards shall be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of Stock and the consideration to be received therefor, and with the applicable requirements of Delaware, in each case as determined by the Administrator.
     (b) Awards Requiring Exercise
          (1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form reasonably acceptable to

Adopted July 1, 2008
the Administrator) signed by the appropriate Person and accompanied by any payment required under the Award. If the Award is exercised by any Person other than the Participant, the Administrator may require satisfactory evidence that the Person exercising the Award has the right to do so.
          (2) Exercise Price. The Administrator will determine the exercise price, if any, of each Award to be granted that requires exercise. Unless the Administrator determines otherwise, and in all events in the case of a Stock Option or a SAR (except as otherwise permitted pursuant to Section 7(b)(1) hereof), the exercise price of an Award requiring exercise will not be less than the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, and in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, the exercise price will not be less than 110% of the Fair Market Value of the Stock subject to the Award, determined as of the date of grant. Except as otherwise permitted under Section 7, no such Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of the stock exchanges or other trading systems, if any, on which the Stock is listed or entered for trading. Fair Market Value shall be determined by the Administrator consistent with the applicable requirements of Section 422 of the Code and Section 409A of the Code.
          (3) Payment Of Exercise Price. Except as otherwise provided in an Award Agreement, where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or (b) if so permitted by the Administrator, (i) through the delivery of shares of Stock that have a Fair Market Value equal to the exercise price, except where payment by delivery of shares would adversely affect the Company’s results of operations under Generally Accepted Accounting Principles or where payment by delivery of shares outstanding for less than six months would require application of securities laws relating to profit realized on such shares, (ii) at such time, if any, as the Stock is publicly traded, through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (b)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
          (4) ISOs. No ISO may be granted under the Plan after the date that is the tenth anniversary of the date the Plan is approved by the Company’s stockholders, but ISOs previously granted may extend beyond that date.
     (c) Awards Not Requiring Exercise.
     Awards of Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines.

Adopted July 1, 2008
7. EFFECT OF CERTAIN TRANSACTIONS
     (a) Except as otherwise provided in an Award Agreement:
          (1) Assumption or Substitution. In the event of a Corporate Transaction in which there is an acquiring or surviving entity, the Administrator may provide for the continuation or assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or any entity controlling, controlled by or under common control with the acquiror or survivor, in each case on such terms and subject to such conditions (including vesting or other restrictions) as the Administrator determines are appropriate. The continuation or assumption of such Awards, to the extent applicable, shall be done on terms and conditions consistent with Section 409A of the Code.
          (2) Acceleration or Cash-Out of Certain Awards. In the event of a Corporate Transaction (whether or not there is an acquiring or surviving entity) in which there is no continuation, assumption or substitution as to some or all outstanding Awards, the Administrator may provide (unless the Administrator determines otherwise, on terms and conditions consistent with Section 409A of the Code) for (i) treating as satisfied any vesting condition on any such Award, (ii) the accelerated delivery of shares of Stock issuable under each such Award consisting of Restricted Stock Units, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a stockholder in the Corporate Transaction or (iii) if the Corporate Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the Fair Market Value of one Share times the number of Shares subject to the Award, over (B) the aggregate exercise price, if any, under the Award, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.
          (3) Termination of Awards. Except as otherwise provided in an Award Agreement, each Award (unless continued, substituted, or assumed pursuant to the Section 7(a)(1)), will terminate upon consummation of the Corporate Transaction, provided that Restricted Stock Units accelerated pursuant to clause (ii) of Section 7(a)(2) shall be treated in the same manner as other shares of Stock (subject to Section 7(a)(4)).
          (4) Additional Limitations. Any Share delivered pursuant to Section 7(a)(2) above with respect to an Award may, in the discretion of the Administrator, be subject to such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject prior to the Corporation Transaction and that did not lapse in connection with the Corporate Transaction. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of Stock in connection with the Corporate Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
     (b) Changes In, Distributions With Respect To And Redemptions Of The Stock
          (1) Basic Adjustment Provisions. In the event of any stock dividend or other similar distribution of stock or other securities of the Company, stock split or combination of

Adopted July 1, 2008
shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company or an Affiliate or other transaction or event, the Administrator shall, as appropriate in order to prevent enlargement or dilution of benefits intended to be made available under the Plan, make proportionate adjustments to the maximum number of Shares that may be delivered under the Plan under Section 4(a) and to the maximum share limits described in Section 4(c) and shall also make appropriate, proportionate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. Unless the Administrator determines otherwise, any adjustments hereunder shall be done on terms and conditions consistent with Section 409A of the Code.
          (2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in paragraph (b)(1) above to take into account distributions to stockholders or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422 of the Code, the requirements of Section 409A of the Code, and for the performance-based compensation rules of Section 162(m) of the Code, where applicable.
          (3) Continuing Application of Plan Terms. References in the Plan to Shares will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8. LEGAL CONDITIONS ON DELIVERY OF STOCK
     The Company shall use best efforts to ensure, prior to delivering Shares pursuant to the Plan or removing any restriction from Shares previously delivered under the Plan, that (a) all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved, and (b) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance. Neither the Company nor any Affiliate will be obligated to deliver any Shares pursuant to the Plan or to remove any restriction from Shares previously delivered under the Plan until the conditions set forth in the preceding sentence have been satisfied and all other conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider reasonably appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

Adopted July 1, 2008
9. AMENDMENT AND TERMINATION
     The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided , that except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Unless otherwise provided in the Award, the Administrator expressly reserves the right to amend or alter the terms of any Award if such Award or a portion thereof would be reasonably likely to be treated as a “liability award” under guidance issued or provided by the Financial Accounting Standards Board (FASB). Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by applicable law (including the Code and applicable stock exchange requirements), as determined by the Administrator.
10. OTHER COMPENSATION ARRANGEMENTS
     The existence of the Plan or the grant of any Award will not in any way affect the right of the Company or an Affiliate to Award a person bonuses or other compensation in addition to Awards under the Plan.
11. WAIVER OF JURY TRIAL
     (a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative or attorney of the Company or any Affiliate has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.
     (b) Arbitration. In the event the waiver in Section 11(a) is held to be invalid or unenforceable, if requested by the Company, the parties shall attempt in good faith to resolve any controversy or claim arising out of or relating to this Plan or any Award hereunder promptly by negotiations between themselves or their representatives who have authority to settle the controversy. If the matter has not been resolved within sixty (60) days of the initiation of such procedure, the Company may require that the parties submit the controversy to arbitration by one arbitrator mutually agreed upon by the Parties, and if no agreement can be reached within 30 days after names of potential arbitrators have been proposed by the American Arbitration Association (the “ AAA “), then by one arbitrator having reasonable experience in corporate incentive plans of the type provided for in this Plan and who is chosen by the AAA. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1, et seq., and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The place of arbitration shall be Delaware or any other location mutually agreed to between the parties. The arbitrator shall apply the law as established by decisions of the Delaware federal and/or state courts in deciding the merits of claims and defenses under federal law or any state or federal anti-discrimination law. The arbitrator is required to state, in writing, the reasoning on which the award rests. Notwithstanding the foregoing, this paragraph

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shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate.
12. ESTABLISHMENT OF SUB-PLANS
     The Board may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Board shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as the Board deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.
13. GOVERNING LAW
     Except as otherwise provided by the express terms of an Award Agreement, the provisions of the Plan and of Awards under the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

Adopted July 1, 2008
EXHIBIT A
Definitions of Terms
     Unless otherwise defined in an Award Agreement, the following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:
     “Administrator” : The Board or, if one or more has been appointed, the Committee. The Administrator may delegate ministerial tasks to such Persons as it deems appropriate.
     “Affiliate” : Any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest in another corporation or other entity in the chain, beginning with the Company and ending with such corporation or other entity. For purposes of the preceding sentence, except as the Administrator may otherwise determine subject to the requirements of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(1), the term “controlling interest” has the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), provided that the words “at least 50 percent” are used instead of the words “at least 80 percent” each place such words appear in Treas. Reg. §1.414(c)-2(b)(2)(i). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A of the Code) apply but any such change shall not be effective for twelve (12) months. In addition, any Affiliate must also meet the requirements of subsection (c) under Rule 701.
     “Award” : Any or a combination of the following:
(i)	SARs;

(ii)	Stock Options;

(iii)	Restricted Stock;

(iv)	Unrestricted Stock;

(v)	Stock Units, including Restricted Stock Units;

(vi)	Awards (other than Awards described in (i) through (iv) above) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines;

(vii)	Performance Awards; and/or

(viii)	Current or deferred grants of cash (which the Company may make payable by any of its direct or indirect subsidiaries) or loans, made in connection with other Awards.
     “Award Agreement” : A written agreement between the Company and the Participant evidencing the Award.
     “Board” : The Board of Directors of CC Media Holdings, Inc.

     “Cause”: In the case of any Participant, unless otherwise set forth in a Participant’s Award Agreement or employment agreement, a termination by the Company or an Affiliate of the Participant’s Employment or a termination by the Participant of the Participant’s Employment, in either case following the occurrence of any of the following events: (i) the Participant’s willful and continued failure to perform his or her material duties with respect to the Company or an Affiliate which, if curable, continues beyond ten business days after a written demand for substantial performance is delivered to the Participant by the Company; or (ii) the willful or intentional engaging by the Participant in material misconduct that causes material and demonstrable injury, monetarily or otherwise, to the Company or an Affiliate or the Investors and any of their respective affiliates; or (iii) Participant’s conviction of, or a plea of nolo contendere to, a crime constituting (A) a felony under the laws of the United States or any state thereof; or (B) a misdemeanor involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise to the Company or an Affiliate or the Investors and any of their respective affiliates; (iv) the Participant’s committing or engaging in any act of fraud, embezzlement, theft or other act of dishonesty against the Company or its subsidiaries that causes material and demonstrable injury, monetarily or otherwise, to the Company or an Affiliate or the Investors and any of their respective affiliates; or (v) the Participant’s breach of his or her noncompetition or nonsolicitation obligations that causes material and demonstrable injury, monetarily or otherwise, to the Company or an Affiliate or the Investors and any of their respective affiliates.
     “Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect. For the avoidance of doubt, any reference to any section of the Code includes reference to any regulations (including proposed or temporary regulations) promulgated under that section and any IRS guidance thereunder.
     “Committee”: One or more committees of the Board, which, for purposes of meeting certain requirements of Section 162(m) of Code and any regulations promulgated thereunder (including Treas. Regs. Section 1.162-27(e)(3)), may be deemed to be any subcommittee of the Committee to which the Committee has delegated its duties and authority under this Plan consisting solely of at least two “outside directors,” as defined under Section 162(m) of the Code and the regulations promulgated thereunder.
     “Company”: CC Media Holdings, Inc., a Delaware corporation.
     “Corporate Transaction”: Any of the following: (i) Change of Control (as defined in any Award Agreement); (ii) a consolidation, merger, or similar transaction or series of transactions with or into a Person (or group of Persons acting in concert) that is not an affiliate of any member of the Investors, or the sale of all or substantially all of the assets of the Company to such a Person (or such a group of Persons acting in concert); or (iii) a sale by the Company or an Affiliate or the Investors and any of their respective affiliates of the capital stock of the Company that results in more than 50% of the common stock of the Company (or any resulting company after a merger) being held by a Person (or group of Persons acting in concert) that does not include any member of the Investors or any of their respective affiliates, provided , that, in each case, to the extent any amount constituting “nonqualified deferred compensation” subject to Section 409A of the Code would become payable under an Award by reason of a Corporate Transaction, it shall become payable only if the event or circumstances constituting the

Corporate Transaction would also constitute a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of subsection (a)(2)(A)(v) of Section 409A of the Code.
     “Employee”: Any person who is employed by the Company or an Affiliate.
     “Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Unless the Administrator provides otherwise: A change in the capacity in which a Participant is employed by or renders services to the Company and/or its Affiliates, whether as an Employee, director, consultant or advisor, or a change in the entity by which the Participant is employed or to which the Participant rendered services, will not be deemed a termination of Employment so long as the Participant continues providing services in a capacity and to an entity described in Section 5. If a Participant’s relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant will be deemed to cease Employment when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.
     “Fair Market Value”: The fair market value of the Stock on any given date, as determined in good faith by the Board which, (a) if the Stock is readily tradable on an established securities market within the meaning of Section 409A of the Code, shall be determined as provided thereunder and, (b) in the event that the Stock is not readily tradable on an established securities market within the meaning of Section 409A of the Code, shall be based on a third party appraisal that has been completed within at least twelve months prior to such determination date; provided , that (i) if, for any Participant, since such appraisal, events have occurred that would reasonably be expected to cause the fair market value determination to fail to satisfy the safe harbor methodology for determining such value under Section 409A of the Code, or (ii) in the event of a valuation performed upon the termination of a Participant, if the Chief Executive Officer or President of the Company is the terminated Participant and the Participant objects to the determination of such fair market value by the Board, then in any such event the determination of what constitutes “fair market value” with respect to the Stock for which the Board’s determination is being disputed will be determined by a mutually acceptable expert, whose determination will be binding on the parties, the costs of which shall be borne by the Company.
     “Investors”: “Investors” as that term is defined in the Stockholders Agreement.
     “ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO.
     “Merger”: Transactions completed by the Agreement and Plan of Merger by and among BT Triple Crown Merger Co., Inc., B Triple Crown Finco, LLC, T Triple Crown Finco, LLC, Clear Channel Communications, Inc., and the Company (formerly known as BT Triple Crown Capital Holdings, Inc.) dated as of November 16, 2006 and amended on April 18, 2007 and May 17, 2007 (as may be further amended from time to time).

     “Participant”: A person who is granted an Award under the Plan.
     “Person”: Any natural person or individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.
     “Performance Award” : An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code and Performance Awards that are not intended so to qualify.
     “Performance Criteria” : Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.
     “Plan”: Clear Channel 2008 Executive Incentive Plan as from time to time amended and in effect.
     ” QPO ”: An underwritten public offering and sale of common stock of the Company for cash pursuant to an effective registration statement by the Company, any Investor, or any member of the Sponsor Group.
     “Restricted Stock”: An Award of Stock for so long as the Stock remains subject to restrictions under this Plan or such Award requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

     “Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.
     “SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or shares of Stock of equivalent value, as specified in the Award except as otherwise determined by the Administrator) equal to the excess of the fair market value of the Shares subject to the right over a specified amount that is not less than the fair market value of such Shares at the date of grant.
     “Share”: a share of Stock.
     “Sponsor Group”: “Sponsor Group” as that term is defined in the Stockholders Agreement.
     “Stock”: Class A Common Stock of the Company, par value $.001 per share, which shall be the same class of common stock to be held by public shareholders of the Company.
     “Stock Option”: An option entitling the recipient to acquire Shares upon payment of the applicable exercise price.
     ” Stock Unit ” : An unfunded and unsecured promise, denominated in Shares, to deliver Stock or cash measured by the value of the Stock in the future.
     “Stockholders Agreement”: Stockholders Agreement, dated as of the date of the consummation of the Merger, by and among the Company, BT Triple Crown Merger Co., Inc. and other stockholders of CC Media Holdings Inc. who from time to time may become a party thereto.
     “Unrestricted Stock”: An Award of Stock not subject to any restrictions under the Plan.

EXHIBIT B
Form of Option Agreement

SENIOR EXECUTIVE OPTION AGREEMENT
Optionee:
     This Option and any securities issued upon exercise of this Option are subject to restrictions on voting and transfer and requirements of sale and other provisions as set forth in the Stockholders Agreement, dated as of July 29, 2008, among CC Media Holdings Inc. BT Triple Crown Merger Co., Inc. (“MergerSub”), Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., Mark P. Mays, L. Lowry Mays, Randall T. Mays, and other stockholders of CC Media Holdings, Inc. who from time to time may become a party thereto, as amended from time to time (the “Stockholders Agreement”), and the Side Letter Agreement, dated as of July 29, 2008, among CC Media Holdings, Inc., MergerSub, Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., Mark P. Mays, L. Lowry Mays and Randall T. Mays (“Side Letter Agreement,” together with the Stockholders Agreement, the “Equity Agreements”). This Option and any securities delivered hereunder constitute Executive Shares as defined in the Stockholders Agreement.
CC MEDIA HOLDINGS, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
     This stock option (the “Agreement”) is granted by CC Media Holdings, Inc., a Delaware corporation (the “Company”), to the Optionee, pursuant to the Company’s 2008 Executive Incentive Plan (as amended from time to time, the “Plan”). For the purpose of this Agreement, the “Grant Date” shall mean July 30, 2008.
     1. Grant of Option. The Agreement evidences the grant by the Company on the Grant Date to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, shares of Class A Common Stock of the Company, par value $.001 per share (the “Shares”), as set forth below:
     (a)                  Shares at $36.00 per Share (the “Tranche 1 Options”);
     (b)                  Shares at $36.00 per Share (the “Tranche 2 Options”); and
     (c)                  Shares at $36.00 per Share (the “Tranche 3 Options”).
     The Option evidenced by this Agreement is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”).
     2. Vesting.
     (a) During Employment. During the Optionee’s Employment, this Option shall vest as follows:
     (i) Tranche 1: The Tranche 1 Options will vest and become exercisable (A) with respect to 25% of the Shares subject to the Tranche 1 Options on and after the third anniversary of the Grant Date; (B) with respect to an additional 25% of the Shares subject to the Tranche 1 Options on and after the

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fourth anniversary of the Grant Date; and (C) with respect to the remaining 50% of the Shares subject to the Tranche 1 Options on and after the fifth anniversary of the Grant Date.
     (ii) Tranche 2: The Tranche 2 Options shall only vest and become exercisable upon a 2.0x Return to Investor.
     (iii) Tranche 3: The Tranche 3 Options shall only vest and become exercisable upon a 2.5x Return to Investor.
     (b) Termination of Employment Upon Death or Disability or Termination Without Cause or for Good Reason. Notwithstanding any other provision of this Section 2, automatically and immediately upon the cessation of Employment, all outstanding and unvested Tranche 1, 2 and 3 Options shall cease to be exercisable and will terminate, except that:
     (i) upon a termination due to the death or Disability of the Optionee, any unvested Tranche 1 Options that would have vested as of the next succeeding anniversary of the Closing Date following such death or Disability will vest as if the Optionee’s Employment had continued through such date;
     (ii) upon a termination due to the death or Disability of the Optionee, any unvested Tranche 2 and Tranche 3 Options that would have vested as of the next succeeding anniversary of the Closing Date following such death or Disability will vest as if the Optionee’s Employment had continued through such date; and
     (iii) upon a termination by the Company or any of its Affiliates or subsidiaries without Cause or resignation by the Optionee for Good Reason, all unvested Tranche 1 Options, Tranche 2 Options and Tranche 3 Options will vest.
     (c) Change of Control. Notwithstanding any other provision of this Section 2, in the event of a Change of Control, 100% of the Shares subject to any then outstanding and unvested Tranche 1 Options shall become fully vested.
Notwithstanding the foregoing provisions of this Section 2, (but subject to any other provision of this Agreement or any other written agreement between the Company and the Optionee with respect to vesting and termination of Shares granted under the Plan), no Options shall vest or shall become eligible to vest on any date specified above unless the Optionee is then, and since the Grant Date has continuously been, Employed by the Company, its Affiliates, or its subsidiaries.
     3. Exercise of Option. Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor or administrator or by the Person or Persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan. In addition to the methods of payment otherwise permitted by the Plan, the Administrator shall, at the election

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of the Optionee, hold back Shares from the Option having a Fair Market Value equal to the exercise price in payment of the Option exercise price. The latest date on which this Option may be exercised (the “Final Exercise Date”) is the date which is the tenth anniversary of the Grant Date, subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement. Notwithstanding the foregoing, and subject to the provisions of Section 2(b) above, the following rules will apply if the Optionee’s Employment terminates: automatically and immediately upon the termination of Employment, this Option will cease to be exercisable and will terminate, except that:
     (a) any portion of this Option held by the Optionee or the Optionee’s permitted transferees, if any, immediately prior to the termination of the Optionee’s Employment by reason of a termination by the Company without Cause, the Optionee’s Retirement, or a resignation by the Optionee for Good Reason, to the extent then vested and exercisable, will remain exercisable for the shorter of (i) a period of 180 days or (ii) the period ending on the Final Exercise Date, and will thereupon terminate;
     (b) any portion of this Option held by the Optionee or the Optionee’s permitted transferees, if any, immediately prior to a termination of the Optionee’s Employment by reason of a resignation by the Optionee without Good Reason, to the extent then vested and exercisable, will remain exercisable for the shorter of (i) a period of 90 days or (ii) the period ending on the Final Exercise Date, and will thereupon terminate;
     (c) any portion of this Option held by the Optionee or the Optionee’s permitted transferees, if any, immediately prior to the termination of the Optionee’s Employment by reason of death or Disability, to the extent then vested and exercisable, will remain exercisable for the shorter of (i) the one year period ending with the first anniversary of the Optionee’s death or Disability, as the case may be, or (ii) the period ending on the Final Exercise Date, and will thereupon terminate; and
     (d) any portion of this Option held by the Optionee or the Optionee’s permitted transferees, if any, immediately prior to the termination of the Optionee’s Employment will immediately terminate upon such termination if such termination of Employment has resulted in connection with an act or failure to act constituting Cause.
     4. Corporate Transaction. In the event of a Corporate Transaction in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Optionee shall be entitled to receive, in consideration for any portion of the Award then outstanding, such payment (a “cash-out”), equal to the excess, if any, of (A) the price paid in such Corporate Transaction for one Share times the number of Shares subject to the Award, over (B) the aggregate exercise price, if any, under the Award, in each case on such payment terms (which shall be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as are consistent with those applied to the consideration received by holders of Stock in the transaction, as the Administrator reasonably and in good faith determines.

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     5. Other Agreements. Optionee acknowledges and agrees that the shares received upon exercise of this Option shall be subject to the Equity Agreements and the transfer and other restrictions, rights, and obligations set forth therein.
     6. Withholding. No Shares will be transferred pursuant to the exercise of this Option unless and until the person exercising this Option shall have remitted to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes. The Administrator shall, at the election of the Optionee, hold back Shares from the Option or permit an Optionee to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate).
     7. Nontransferability of Option. This Option is not transferable by the Optionee other than by will or the applicable laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee.
     8. Effect on Employment. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.
     9. Provisions of the Plan. This Option is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Option has been furnished to the Optionee. By exercising all or any part of this Option, the Optionee agrees to be bound by the terms of the Plan and this Option. In the event of any conflict between the terms of this Option and the Plan, the terms of this Option shall control. Notwithstanding anything set forth in the Plan to the contrary, however, in the event of the payment of any extraordinary cash dividend on Shares (a “Special Dividend Payment”), the Optionee shall be entitled to receive (i) a payment in an amount equal to the cash dividends the Optionee would have received (a “Dividend Equivalent Payment”), if the Optionee held as a stockholder the same number of Shares, as are, as of the date of such Special Dividend Payment, subject to any vested Options hereunder, which payment shall be made at the same time as such Special Dividend Payments are made; (ii) with respect to any Shares subject to any unvested Options on the date of such Special Dividend Payment, a Dividend Equivalent Payment on such Shares, to be paid at such time(s) as such Optionee becomes vested in such Options. For the avoidance of doubt, in the event of any such payments, no reduction in exercise price or similar adjustment shall be made under Section 7(b)(1) or (2) of the Plan. Notwithstanding Section 9 of the Plan, the Administrator shall not, in order to avoid liability accounting as provided therein, revoke or reduce the amount of any Award, but may impose reasonable terms and conditions on the exercise of put rights, call rights and other transactions as may be reasonably necessary to avoid the treatment of the grant as a liability award under FASB. Notwithstanding Section 9 of the Plan, the Administrator shall not, without the Optionee’s consent, alter the terms of the Plan or this Agreement so as to adversely affect the Optionee’s rights under this Agreement.
     10. Definitions. The initially capitalized terms Optionee shall have the meaning set forth on the first page of this Agreement; initially capitalized terms not otherwise defined herein

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shall have the meaning provided in the Plan, and to the extent not otherwise defined in the Plan, then as defined in the Equity Agreements. The following terms shall have the meanings set forth below:
     “Change of Control” has the meaning set forth in the Stockholders Agreement.
     “Cause” has the meaning set forth in the Employment Agreement.
     “Disability” has the meaning set forth in the Employment Agreement.
     “Employment” for purposes of this Agreement only, means employment on a continuous and substantially full-time basis (exclusive only of vacation and other approved absences) and excludes any period of employment during which services are performed on an intermittent or mutually agreed basis in a consulting capacity.
     “Employment Agreement” shall mean the employment agreement entered into between the Company, BT Triple Crown Merger Co., Inc., and the Optionee dated as of July 28, 2008.
     “Good Reason” has the meaning set forth in the Employment Agreement.
     “Investor Shares” has the meaning set forth in the Stockholders Agreement and shall include any stock, securities or other property or interests received by the Investors in respect of Investor Shares in connection with any stock dividend or other similar distribution, stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, repurchase, merger, exchange of stock or other transaction or event that affects the Company’s capital stock occurring after the date of issuance.
     “Investors” has the meaning set forth in the Stockholders Agreement.
     “Retirement” means an Optionee’s retirement from service with the Company on the date that is the earlier of (i) after attaining 62 years of age or (ii) after attaining 60 years of age and completing thirty-six (36) months of service following consummation of the transactions contemplated by the Merger.
     “Return to Investor” means the return to the Investors, measured in the aggregate on their cash investment to purchase Investor Shares, taking into account the amount of all cash dividends and cash distributions to such Investors in respect of their Investor Shares and all cash proceeds to such Investors from the sale or other disposition of such Investor Shares.
     “Stock” means the Class A Common Stock of the Company, par value $.001 per share.
     11. General. For purposes of this Option and any determinations to be made by the Administrator or Compensation Committee, as the case may be, hereunder, the determinations by the Administrator or Compensation Committee, as the case may be, shall be binding upon the Optionee and any transferee.

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     IN WITNESS WHEREOF, the Company has caused this Option to be executed under its corporate seal by its duly authorized officer. This Option shall take effect as a sealed instrument.

CC MEDIA HOLDINGS, INC.
By:
	Name:	Andrew Levin
	Title:	Executive Vice President and Chief Legal Officer

Dated:

Acknowledged and Agreed

Name:

Address of Principal Residence:

EXECUTIVE OPTION AGREEMENT

Optionee:
     This Option and any securities issued upon exercise of this Option are subject to restrictions on transfer and requirements of sale and other provisions as set forth below.
CC MEDIA HOLDINGS, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
     This stock option (the “Option”) is granted by CC Media Holdings, Inc., a Delaware corporation (the “Company”),to the Optionee, pursuant to the Company’s 2008 Executive Incentive Plan (as amended from time to time, the “Plan”). For the purpose of this Executive Option Agreement (the “Agreement”), the “Grant Date” shall mean July 30, 2008.
     1. Grant of Option. The Agreement evidences the grant by the Company on the Grant Date to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, shares of Class A Common Stock, par value $.001 per share (the “Shares”), as set forth below:
(a)            Shares at $36.00 per Share (the “Tranche 1 Options”);
(b)            Shares at $36.00 per Share (the “Tranche 2 Options”); and
(c)            Shares at $36.00 per Share (the “Tranche 3 Options”).”
     The Option evidenced by this Agreement is not intended to qualify as an incentive stock option under Section 422 of the Code.
     2. Vesting.
     (a) During Employment. During the Optionee’s Employment, this Option shall vest as follows:
     (i) Tranche 1: The Tranche 1 Options will vest and become exercisable with respect to 20% of the Tranche 1 Options on each of the first, second, third, fourth and fifth anniversaries of the Grant Date.
     (ii) Tranche 2: The Tranche 2 Options will become eligible to vest (subject to achieving a 2.0x Return to Investor) with respect to 20% of the Tranche 2 Options on each of the first, second, third, fourth and fifth anniversaries of the Grant Date. Tranche 2 Options that are eligible to vest shall only vest and become exercisable upon the achievement of a 2.0x Return to Investor. Subject to the other terms and provisions of this Agreement and the Plan, Tranche 2 Options not eligible to vest on the date a 2.0x Return to Investor is achieved, shall thereafter vest and become exercisable when they become eligible to vest.

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     (iii) Tranche 3: The Tranche 3 Options will become eligible to vest (subject to achieving a 2.5x Return to Investor) with respect to 20% of the Tranche 3 Options on each of the first, second, third, fourth and fifth anniversaries of the Grant Date. Tranche 3 Options that are eligible to vest shall only vest and become exercisable upon the achievement of a 2.5x Return to Investor. Subject to the other terms and provisions of this Agreement and the Plan, Tranche 3 Options not eligible to vest on the date a 2.5x Return to Investor is achieved, shall thereafter vest and become exercisable when they become eligible to vest.
     (b) Change of Control. Notwithstanding any other provision of this Section 2, in the event of a Change of Control, 100% of the then outstanding and unvested Tranche 2 and Tranche 3 Options shall become eligible to vest and shall vest and become exercisable to the extent that the applicable Return to Investor is achieved upon the Change of Control.
     (c) Termination of Employment.
     (i) Notwithstanding any other provision of this Section 2 and subject to Section 2(c)(ii) below, automatically and immediately upon the cessation of Employment, all outstanding and unvested Tranche 1, 2 and 3 Options shall terminate.
     (ii) Notwithstanding Section 2(c)(i), in the event the Optionee’s Employment is terminated by the Company without Cause during the twelve (12) months following a Change of Control, 100% of the then outstanding and unvested Tranche 1 Options will vest and become exercisable in accordance with Section 3(a) below.
Notwithstanding the foregoing (but subject to any contrary provision of this Agreement or any other written agreement between the Company and the Optionee with respect to vesting and termination of Awards granted under the Plan), no Options shall vest or shall become eligible to vest on any date specified above unless the Optionee is then, and since the Grant Date has continuously been, an Employee.
     3. Exercise of Option. Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor or administrator or by the person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan. In addition to the methods of payment otherwise permitted by the Plan, the Administrator shall, at the election of the Optionee, hold back Shares from an Option having a Fair Market Value equal to the exercise price in payment of the Option exercise price. The latest date on which this Option may be exercised (the “Final Exercise Date”) is the date which is the tenth anniversary of the Grant Date, subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement. Notwithstanding the foregoing, and subject to the provisions of Section 2(b) above, the following rules will apply if a Optionee’s Employment ceases in all circumstances:

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automatically and immediately upon the cessation of Employment, this Option will cease to be exercisable and will terminate, except that:
     (a) any portion of this Option held by the Optionee or the Optionee’s Permitted Transferees, if any, immediately prior to the termination of the Optionee’s Employment by reason of a termination by the Company without Cause, to the extent then vested and exercisable, will remain exercisable for the shorter of (i) a period of 90 days or (ii) the period ending on the Final Exercise Date, and will thereupon terminate; and
     (b) any portion of this Option held by the Optionee or the Optionee’s Permitted Transferees, if any, immediately prior to the termination of the Optionee’s Employment by reason of death or Disability, to the extent then vested and exercisable, will remain exercisable for the shorter of (i) the one year period ending with the first anniversary of the Optionee’s death or Disability, as the case may be, or (ii) the period ending on the Final Exercise Date, and will thereupon terminate.
     4. Withholding. No Shares will be transferred pursuant to the exercise of this Option unless and until the person exercising this Option shall have remitted to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes. The Administrator may, in its sole discretion, hold back Shares otherwise receivable upon exercise of the Option or permit an Optionee to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate).
     5. Nontransferability of Option. This Option is not transferable by the Optionee other than by will or the applicable laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee.
     6. Restrictions on Shares.
     (a) Transferability of Shares. Except as provided in this Section 6, no Transfer of Shares received upon exercise of the Option (“Received Shares”) by the Optionee is permitted:
     (i) Permitted Transferees. The Optionee may Transfer any and all Received Shares to a Permitted Transferee, provided that such Permitted Transferee shall become a party to and subject to the terms and conditions of this Agreement. Prior to the initial Transfer of any Received Shares to a given Permitted Transferee pursuant to this Section 6(a) and as a condition thereto, the Permitted Transferee shall execute a written agreement in a form provided by the Company under which such Permitted Transferee shall become subject to all provisions of this Agreement to the extent applicable to the Received Shares including without limitation Sections 6, 7, and 10.
     (ii) Public Transfers. After the third anniversary of the closing of a Qualified Public Offering, the Optionee may Transfer any or all Received Shares

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to the public pursuant to Rule 144 under the Securities Act of 1933, as amended (“Rule 144”)
     (iii) Sale Rights on Termination Due to Death or Disability. Upon the Optionee’s termination of Employment due to death or Disability, the Optionee and his or her Permitted Transferees will have the right, subject to Sections 6(a)(v) and 6(a)(vi), to sell to the public pursuant to Rule 144 at any time during the one-year period following the effective date of such termination all or any portion of the Received Shares, notwithstanding that such a Transfer might not otherwise then be permitted by Section 6(a)(ii).
     (iv) Release of Received Shares. If prior to the third anniversary of the closing of a Qualified Public Offering, any Investor makes a Transfer of its Equity Shares to any Person (other than a Transfer to any other Investor or Sponsor or to any of the respective Affiliates or Affiliated Funds of any such Investor or Sponsor), then the Optionee will be permitted to Transfer, pursuant to Rule 144, that portion of the Optionee’s Received Shares that bears the same proportion to the total number of Shares with respect to which this Option is then vested and exercisable and Received Shares then owned by the Optionee as the number of Equity Shares that were Transferred by such Investor bears to the total number of Equity Shares that were owned by all Investors immediately prior to such Transfer.
     (v) Legal Restrictions; Other Restrictions. The restrictions on Transfer contained in this Agreement, including those specified in this Section 6, are in addition to any prohibitions and other restrictions on transfer arising under any applicable laws, rules or regulations, and the Optionee may not Transfer Received Shares to any other Person unless the Optionee first takes all reasonable and customary steps, to the reasonable satisfaction of the Company, to ensure that such Transfer would not violate, or be reasonably expected to restrict or impair the respective business activities of the Company or any of its subsidiaries under, any applicable laws, rules or regulations, including applicable securities, antitrust or U.S. federal communications laws, rules and regulations. The restrictions on Transfer contained in this Agreement are in addition to any other restrictions on Transfer to which the Optionee may be subject, including any restrictions on Transfer contained in the Company’s certificate of incorporation (including restrictions therein relating to federal communications laws), or any other agreement to which the Optionee is a party or is bound or any applicable lock-up rules and regulations of any national securities exchange or national securities association.
     (vi) Impermissible Transfers. Any Transfer of Received Shares not made in compliance with the terms of this Section 6 shall be null and void ab initio, and the Company shall not in any way give effect to any such Transfer.
     (vii) Period. Upon the occurrence of a Change of Control, all the Transfer restrictions of this Section 6 shall terminate.

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     (b) Drag Rights.
     (i) Sale Event Drag Along. If the Company notifies the Optionee in writing that it has received a valid Drag Along Sale Notice (as defined in the Stockholders Agreement) pursuant to the Stockholders Agreement and that Capital IV has informed the Company that it desires to have the Optionee participate in the transaction that is the subject of the Drag Along Sale Notice, then the Optionee shall be bound and obligated to Transfer in such transaction the percentage of the aggregate number of Shares with respect to which this Option is then vested and exercisable and Received Shares then held by the Optionee that the Company notifies the Optionee is equal to the percentage of Equity Shares held by the Sponsors and their Affiliates that the Sponsors and Affiliates are transferring in such transaction, on the same terms and conditions as the Sponsors and their Affiliates with respect to each Equity Share Transferred. With respect to a given transaction that is the subject of a Drag Along Notice, the Optionee’s obligations under this Section 6(b) shall remain in effect until the earlier of (1) the consummation of such transaction and (2) notification by the Company that such Drag Along Sale Notice has been withdrawn.
     (ii) Waiver of Appraisal Rights. The Optionee agrees not to demand or exercise appraisal rights under Section 262 of the Delaware General Corporate Law, as amended, or otherwise with respect to any transaction subject to this Section 6(b), whether or not such appraisal rights are otherwise available.
     (iii) Further Assurances. The Optionee shall take or cause to be taken all such actions as requested by the Company or Capital IV in order to consummate any transaction subject to this Section 6(b) and any related transactions, including but not limited to the exercise of vested Options and the execution of agreements and other documents requested by the Company.
     (iv) Period. The foregoing provisions of this Section 6(b) shall terminate upon the occurrence of a Change of Control.
     (c) Lock-Up. The Optionee agrees that in connection with a Public Offering, upon the request of the Company or the managing underwriters(s) of such Public Offering, the Optionee will not Transfer, make any short sale of, loan, grant any option for the purchase of, pledge, enter into any swap or other arrangement that transfers any of the economic ownership, or otherwise encumber or dispose of the Option or any portion thereof or any of the Received Shares for such period as the Company or such managing underwriter(s), as the case may be, may request, commencing on the effective date of the registration statement relating to such Public Offering and continuing for not more than 90 days (or 180 days in the case of any Public Offering up to and including the Qualified Public Offering), except with the prior written consent of the Company or such managing underwriter(s), as the case may be. The Optionee also agrees that he or she will sign a “lock up” or similar arrangement in connection with a Public Offering on terms and conditions that the Company or the managing underwriter(s) thereof deems necessary or desirable.

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     7. Grant of Proxy. To the extent permitted by law, the Optionee hereby grants to Capital IV an irrevocable proxy coupled with an interest, with full power of substitution, to vote such Optionee’s Received Shares as Capital IV sees fit on all matters related to (i) the election of members of the Board, (ii) any transaction subject to Section 6(b) herein or (iii) any amendment to the Company’s certificate of incorporation to increase the number of shares of common stock authorized thereunder. Such proxy shall be valid and remain in effect until the earlier of (1) the occurrence of a Change of Control and (2) with respect to any particular matter, the latest date permitted by applicable law.
     8. Status Change. Upon the termination of the Optionee’s Employment, this Option shall continue or terminate, as and to the extent provided in the Plan and this Agreement.
     9. Effect on Employment. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.
     10. Non-Competition, Non-Solicitation, Non-Disclosure. The Board shall have the right to cancel, modify, rescind, suspend, withhold or otherwise limit or restrict this Option, including, without limitation, canceling or rescinding this Option if the Board determines that the Optionee is not in compliance with any non-competition or non-solicitation or non-disclosure agreement with the Company and such non-compliance has not been authorized in advance in a specific written waiver from the Company. In addition, in the event of any such violation of such agreement (without the advance written consent of the Company) that occurs during the period following termination of employment covered by any such agreement, the Company may require that (i) the Optionee sell to the Company Received Shares then held by the Optionee for a purchase price equal to the aggregate exercise price of the Options and (ii) the Optionee remit or deliver to the Company (1) the amount of any gain realized upon the sale of any Received Shares, and (2) any consideration received upon the exchange of any Received Shares (or the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange). The Company shall have the right to offset, against any Shares and any cash amounts due to the Optionee under or by reason of Optionee’s holding this Option, any amounts to which the Company is entitled as a result of Optionee’s violation of the terms of any non-competition, non-solicitation or non-disclosure agreement with the Company or Optionee’s breach of any duty to the Company. Accordingly, Optionee acknowledges that (i) the Company may withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company, and (iii) the Company has no liability for any attendant market risk caused by any such delay, withholding, or escrow. The Optionee acknowledges and agrees that the calculation of damages from a breach of an agreement with the Company or of any duty to the Company would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. The Optionee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.

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     11. Provisions of the Plan. This Option is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Option has been furnished to the Optionee. By exercising all or any part of this Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of the Plan and this Agreement, the terms of this Agreement shall control.
     12. Definitions. The initially capitalized terms Optionee and Grant Date shall have the meanings set forth on the first page of this Agreement; initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan, and, as used herein, the following terms shall have the meanings set forth below:
     “Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this Agreement, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this Agreement, none of the Company or any of its subsidiaries will be considered an Affiliate of any Sponsor or any of their respective Affiliates or Affiliated Funds.
     “Affiliated Fund” means, with respect to any specified Person, (a) an investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser or such Person or, with respect to a Person that is a Sponsor or an Affiliate of a Sponsor, (b) any partnership, limited liability company or other legal entity controlled (i) jointly by the Sponsors and/or their respective Affiliates or (ii) individually by a single Sponsor and/or its Affiliates, in each case (i) and (ii) that is formed to invest directly or indirectly in the Company.
     “Capital IV” means Clear Channel Capital IV, LLC, a Delaware limited liability company formed and jointly controlled by the Sponsors, and its successors and/or assigns.
     “Capital V” means Clear Channel Capital V, L.P., a Delaware limited partnership formed and jointly controlled by the Sponsors, and its successors and/or assigns.
     “Change of Control” means (a) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, after which the Sponsors and their respective Affiliated Funds and Affiliates do not directly or indirectly control capital stock representing more than 25% of the economic interests in and 25% of the voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; (b) any stock sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after which in excess of 50% of the Company’s voting power is owned directly or indirectly by any Person and its “affiliates” or “associates” (as such terms are defined the Securities Exchange Act of 1934 as amended and the rules thereunder), other than the Sponsors and their respective Affiliated Funds

7

and Affiliates (or a group of Persons that includes such Persons); or (c) a sale of all or substantially all of the assets of the Company to any Person and the “affiliates” or “associates” of such Person (or a group of Persons acting in concert), other than the Sponsors and their respective Affiliated Funds and Affiliates (or a group of Persons that includes such Persons).
     “Disability” (a) has the meaning given to such term in the Optionee’s employment agreement then in effect, if any, between the Optionee and the Company or any of its subsidiaries, or (b) if there is no such term in such employment agreement or there is no such employment agreement then in effect, means the disability of an Optionee during his or her Employment through any illness, injury, accident or condition of either a physical or psychological nature as a result of which, in the judgment of the Board, he or she is unable to perform substantially all of his or her duties and responsibilities, notwithstanding the provision of any reasonable accommodation, for 6 consecutive months during any period of 12 consecutive months.
     “Equity Shares” means Shares as such term is used in the Stockholders Agreement.
     “Investors” means Capital IV and Capital V and their “Permitted Transferees,” as defined in the Stockholders Agreement.
     “Investor Shares” means Equity Shares of any type held by the Investors and shall include any stock, securities or other property or interests received by the Investors in respect of Equity Shares in connection with any stock dividend or other similar distribution, stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, repurchase, merger, exchange of stock or other transaction or event that affects the Company’s capital stock occurring after the date of issuance.
     “Members of the Immediate Family” means, with respect to an individual, each spouse or child or other descendant of such individual, each trust created solely for the benefit of one or more of the aforementioned persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned persons in his or her capacity as such custodian or guardian.
     “Permitted Transferee” means (a) the Optionee’s estate, executors, administrators, personal representatives, heirs, legatees or distributees, in each case acquiring the Received Shares in question pursuant to the will or other instrument taking effect at death of such Optionee or by applicable laws of descent and distribution, or (b) a trust, private foundation or entity formed for estate planning purposes for the benefit of the Optionee and/or any of the Members of the Immediate Family of such Optionee. In addition, the Optionee shall be a Permitted Transferee of the Optionee’s Permitted Transferees.
     “Public Offering” means a public offering and sale of shares of common stock of the Company, for cash pursuant to an effective registration statement under the Securities Act of 1933, as amended.
     “Qualified Public Offering” means the first underwritten Public Offering after the Grant Date pursuant to an effective registration statement (other than on Form S-4, S-8 or a comparable

8

form) in connection with which the Company or any of the Sponsors or their respective Affiliates or Affiliated Funds receives sale proceeds therefrom.
     “Return to Investor” means the return to the Sponsors and their respective Affiliates and Affiliated Funds, measured in the aggregate, on their cash investment to purchase Investor Shares, taking into account the amount of all cash dividends and cash distributions to the Sponsors and their respective Affiliates and Affiliated Funds in respect of their Investor Shares and all cash proceeds to the Sponsors and their respective Affiliates and Affiliated Funds from the sale or other disposition of such Investor Shares.
     “Sponsors” shall mean Bain Capital (CC) IX L.P. and Thomas H. Lee Equity Fund VI, L.P.
     “Stockholders Agreement” means the Stockholders Agreement, dated as of July 29, 2008, as amended from time to time, by and among the Company, BT Triple Crown Merger Co., Inc. and other stockholders of the Company who from time to time may become parties thereto.
     “Transfer” means any sale, pledge, assignment, encumbrance, distribution or other transfer or disposition of shares or other property to any other Person, whether directly, indirectly, voluntarily, involuntarily, by operation of law, pursuant to judicial process or otherwise.
     13. General. For purposes of this Option and any determinations to be made by the Administrator or Committee, as the case may be, hereunder, the determinations by the Administrator or Committee, as the case may be, shall be binding upon the Optionee and any transferee.
     IN WITNESS WHEREOF, the Company has caused this Option to be executed under its corporate seal by its duly authorized officer. This Option shall take effect as a sealed instrument

CC MEDIA HOLDINGS, INC.

By:
	Name:	Mark P. Mays
	Title:	CEO

Dated:
Acknowledged and Agreed

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Name:

Address of Principal Residence:

10

SENIOR MANAGEMENT OPTION AGREEMENT
Optionee:
     This Option and any securities issued upon exercise of this Option are subject to restrictions on transfer and requirements of sale and other provisions as set forth below.
CC MEDIA HOLDINGS, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT
     This stock option (the “Option”) is granted by CC Media Holdings, Inc., a Delaware corporation (the “Company”), to the Optionee, pursuant to the Company’s 2008 Executive Incentive Plan (as amended from time to time, the “Plan”). For the purpose of this Senior Management Option Agreement (the “Agreement”), the “Grant Date” shall mean July 30, 2008.
     1. Grant of Option. The Agreement evidences the grant by the Company on the Grant Date to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, shares of class A common stock of the Company, par value $.001 per share (the “Shares”), as set forth below:
(a)	Shares at $36.00 per Share (the “Tranche 1 Options”);

(b)	Shares at $36.00 per Share (the “Tranche 2 Options”); and

(c)	Shares at $36.00 per Share (the “Tranche 3 Options”).”
     The Option evidenced by this Agreement is not intended to qualify as an incentive stock option under Section 422 of the Code.
     2. Vesting.
     (a) During Employment. During the Optionee’s Employment, this Option shall vest as follows:
     (i) Tranche 1: The Tranche 1 Options will vest and become exercisable with respect to 20% of the Tranche 1 Options on each of the first, second, third, fourth and fifth anniversaries of the Grant Date.
     (ii) Tranche 2: The Tranche 2 Options will become eligible to vest (subject to achieving a 2.0x Return to Investor) with respect to 20% of the Tranche 2 Options on each of the first, second, third, fourth and fifth anniversaries of the Grant Date. Tranche 2 Options that are eligible to vest shall only vest and become exercisable upon the achievement of a 2.0x Return to Investor. Subject to the other terms and provisions of this Agreement and the Plan, Tranche 2 Options not eligible to vest on the date a 2.0x Return to Investor is achieved, shall thereafter vest and become exercisable when they become eligible to vest.

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     (iii) Tranche 3: The Tranche 3 Options will become eligible to vest (subject to achieving a 2.5x Return to Investor) with respect to 20% of the Tranche 3 Options on each of the first, second, third, fourth and fifth anniversaries of the Grant Date. Tranche 3 Options that are eligible to vest shall only vest and become exercisable upon the achievement of a 2.5x Return to Investor. Subject to the other terms and provisions of this Agreement and the Plan, Tranche 3 Options not eligible to vest on the date a 2.5x Return to Investor is achieved, shall thereafter vest and become exercisable when they become eligible to vest.
     (b) Change of Control. Notwithstanding any other provision of this Section 2, in the event of a Change of Control, 100% of the then outstanding and unvested Tranche 2 and Tranche 3 Options shall become eligible to vest and shall vest and become exercisable to the extent that the applicable Return to Investor is achieved upon the Change of Control.
     (c) Termination of Employment.
     (i) Notwithstanding any other provision of this Section 2 and subject to Section 2(c)(ii) below, automatically and immediately upon the cessation of Employment, all outstanding and unvested Tranche 1, 2 and 3 Options shall cease to be exercisable and will terminate.
     (ii) Notwithstanding Section 2(c)(i), in the event the Optionee’s Employment is terminated by the Company without Cause during the twelve (12) months following a Change of Control, 100% of the then outstanding and unvested Tranche 1 Options will vest and become exercisable in accordance with Section 3(a) below.
Notwithstanding the foregoing (but subject to any contrary provision of this Agreement or any other written agreement between the Company and the Optionee with respect to vesting and termination of Shares granted under the Plan), no Options shall vest or shall become eligible to vest on any date specified above unless the Optionee is then, and since the Grant Date has continuously been, an Employee.
     3. Exercise of Option. Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor or administrator or by the person or persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan. In addition to the methods of payment otherwise permitted by the Plan, the Administrator shall, at the election of the Optionee, hold back Shares from an Option having a Fair Market Value equal to the exercise price in payment of the Option exercise price. The latest date on which this Option may be exercised (the “Final Exercise Date”) is the date which is the tenth anniversary of the Grant Date, subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement. Notwithstanding the foregoing, and subject to the provisions of Section 2(b) above, the following rules will apply if a Optionee’s Employment ceases in all circumstances:

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automatically and immediately upon the cessation of Employment, this Option will cease to be exercisable and will terminate, except that:
     (a) any portion of this Option held by the Optionee or the Optionee’s permitted transferees, if any, immediately prior to the termination of the Optionee’s Employment by reason of a termination by the Company without Cause, to the extent then vested and exercisable, will remain exercisable for the shorter of (i) a period of 90 days or (ii) the period ending on the Final Exercise Date, and will thereupon terminate; and
     (b) any portion of this Option held by the Optionee or the Optionee’s permitted transferees, if any, immediately prior to the termination of the Optionee’s Employment by reason of death or Disability, to the extent then vested and exercisable, will remain exercisable for the shorter of (i) the one year period ending with the first anniversary of the Optionee’s death or Disability, as the case may be, or (ii) the period ending on the Final Exercise Date, and will thereupon terminate.
     4. Lock Up. The Optionee agrees that in connection with a public offering and sale of shares of Stock for cash by the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended (a “Public Offering”) and upon the Company’s or underwriter’s request, the Optionee will not sell, make any short sale of, loan, grant any option for the purchase of, pledge, enter into any swap or other arrangement that transfers any of the economic consequences of ownership, or, otherwise encumber or otherwise dispose of any of the Shares issued upon exercise of this Option for such period as the Company or underwriter may request, commencing on the effective date of the registration statement relating to any such offering and continuing for not more than 90 days (or 180 days in the case of any public offering up to and including the public offering that is the first underwritten public offering after the date of the Merger (other than on Form S-4, S-8 or a comparable form) in connection with which the Company or its majority shareholders receives sale proceeds therefrom), except with the prior written consent of the Company or underwriter. The Optionee agrees that he or she will sign a “lock up” or similar agreement in connection with a Public Offering on terms and conditions that the Company or underwriter deems necessary or desirable. For the avoidance of doubt this Agreement and the Shares issued pursuant to this Agreement are not subject to the Stockholders Agreement.
     5. Withholding. No Shares will be transferred pursuant to the exercise of this Option unless and until the person exercising this Option shall have remitted to the Company an amount sufficient to satisfy any federal, state, or local Withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes. The Administrator may, in its sole discretion, hold back Shares otherwise receivable under this Agreement or permit the Optionee to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate).

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     6. Nontransferability of Option. This Option is not transferable by the Optionee other than by will or the applicable laws of descent and distribution, and is exercisable during the Optionee’s lifetime only by the Optionee.
     7. Status Change. Upon the termination of the Optionee’s Employment, this Option shall continue or terminate, as and to the extent provided in the Plan and this Agreement.
     8. Effect on Employment. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.
     9. Non-Competition, Non-Solicitation, Non-Disclosure. The Board shall have the right to cancel, modify, rescind, suspend, withhold or otherwise limit or restrict this Option, including, without limitation, canceling or rescinding this Option if the Board determines that the Optionee is not in compliance with any non-competition or non-solicitation or non-disclosure agreement with the Company and such non-compliance has not been authorized in advance in a specific written waiver from the Company. In addition, in the event of any such violation of such agreement (without the advance written consent of the Company) that occurs during the period following termination of employment covered by any such agreement, the Company may require that (i) the Optionee sell to the Company Shares received by the Optionee upon exercise of the Option and then held by the Optionee for a purchase price equal to the aggregate exercise price of the Option; or (ii) the Optionee remit or deliver to the Company (1) the amount of any gain realized upon the sale of any Shares received pursuant to this Option, and (2) any consideration received upon the exchange of any Shares received pursuant to this Option (or the extent that such consideration was not received in the form of cash, the cash equivalent thereof valued at the time of the exchange). The Company shall have the right to offset, against any Shares and any cash amounts due to the Optionee under or by reason of Optionee’s holding this Option, any amounts to which the Company is entitled as a result of Optionee’s violation of the terms of any non-competition, non-solicitation or non-disclosure agreement with the Company or Optionee’s breach of any duty to the Company. Accordingly, Optionee acknowledges that (i) the Company may withhold delivery of Shares, (ii) the Company may place the proceeds of any sale or other disposition of Shares in an escrow account of the Company’s choosing pending resolution of any dispute with the Company, and (iii) the Company has no liability for any attendant market risk caused by any such delay, withholding, or escrow. The Optionee acknowledges and agrees that the calculation of damages from a breach of an agreement with the Company or of any duty to the Company would be difficult to calculate accurately and that the right to offset or other remedy provided for herein is reasonable and not a penalty. The Optionee further agrees not to challenge the reasonableness of such provisions even where the Company rescinds, delays, withholds or escrows Shares or proceeds or uses those Shares or proceeds as a setoff.
     10. Provisions of the Plan. This Option is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Option has been furnished to the Optionee. By exercising all or any part of this Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement. In the

4

event of any conflict between the terms of this Agreement and the Plan, the terms of this Agreement shall control.
     11. Definitions. The initially capitalized terms Optionee and Grant Date shall have the meanings set forth on the first page of this Agreement; initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan, and, as used herein, the following terms shall have the meanings set forth below:
     “Affiliate” means, with respect to any specified Person, (a) any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, or (b) if such specified Person is a natural person, any member of the immediate family of such specified Person. For the purposes of this Agreement, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this Agreement, none of the Company or any of its subsidiaries will be considered an Affiliate of any of the Sponsors or any of their respective Affiliates or Affiliated Funds.
     “Affiliated Fund” means, with respect to any specified Person, (i) an investment fund that is an Affiliate of such Person or that is advised by the same investment adviser as such Person or by an Affiliate of such investment adviser or such Person or, with respect to a Person that is a Sponsor or an Affiliate of a Sponsor, (ii) any other partnership, limited liability company or other legal entity controlled (a) jointly by the Sponsors and/or their respective Affiliates or (b) individually by a single Sponsor and/or its Affiliates, in each case (a) and (b) that is formed to invest directly or indirectly in the Company and that is designated as an Affiliate by the Sponsor or Sponsors that control, or whose Affiliates control, such entity.
     “Change of Control” means (a) any consolidation or merger of the Company with or into any other corporation or other Person, or any other corporate reorganization or transaction (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, after which the Sponsors and their respective Affiliated Funds and Affiliates do not directly or indirectly control capital stock representing more than 25% of the economic interests in and 25% of the voting power of the Company or other surviving entity immediately after such consolidation, merger, reorganization or transaction; (b) any sale or other transaction or series of related transactions, whether or not the Company is a party thereto, after which in excess of 50% of the Company’s voting power is owned directly or indirectly by any Person and its “affiliates” or “associates” (as such terms are defined in the rules adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), other than the Sponsors and their respective Affiliated Funds and Affiliates (or a group of Persons that includes such Persons); or (c) a sale of all or substantially all of the assets of the Company to any Person and the “affiliates” or “associates” of such Person (or a group of Persons acting in concert), other than the Sponsors and their respective Affiliated Funds and Affiliates (or a group of Persons that includes such Persons).
     “Cause” means (1) the Optionee’s failure to perform (other than by reason of Disability),

5

or material negligence in the performance of, his or her duties and responsibilities to the Company or any of its Affiliates; (2) material breach by the Optionee of any provision of this Agreement or any employment or other written agreement; or (3) other conduct by the Optionee that is materially harmful to the business, interests or reputation of the Company or any of its Affiliates.
     “Disability” shall have the meaning ascribed to such term in any employment agreement other similar agreement between the Optionee and the Company or any of its subsidiaries, or, if no such agreement exists or the provisions of such agreements conflict, the disability of a Optionee during his or her Employment through any illness, injury, accident or condition of either a physical or psychological nature as a result of which, in the judgment of the Board, he or she is unable to perform substantially all of his duties and responsibilities, notwithstanding the provision of any reasonable accommodation, for ninety (90) consecutive days during any period of three hundred and sixty-five (365) consecutive calendar days.
     “Investor Shares” means Shares of any type held by Clear Channel Capital IV, LLC and any successors in interest thereto and Clear Channel Capital V, L.P. and any successors in interest thereto, (each, an “Investor”) and shall include any stock, securities or other property or interests received by the Investors in respect of Investor Shares in connection with any stock dividend or other similar distribution, stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, repurchase, merger, exchange of stock or other transaction or event that affects the Company’s capital stock occurring after the date of issuance.
     “Person” means any natural person or individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.
     “Return to Investor” means the return to the Sponsors, measured in the aggregate, on their cash investment to purchase Investor Shares, taking into account the amount of all cash dividends and cash distributions to such Sponsors in respect of their Investor Shares and all cash proceeds to such Sponsors from the sale or other disposition of such Investor Shares.
     “Sponsors” shall mean Bain Capital (CC) IX L.P. and its Affiliates and THL Equity Fund VI, L.P. and its Affiliates.
     “Stock” means class A common stock of CC Media Holdings, Inc, par value $.001 per share.
     12. General. For purposes of this Option and any determinations to be made by the Administrator or the Committee, as the case may be, hereunder, the determinations by the Administrator or the Committee, as the case may be, shall be binding upon the Optionee and any transferee.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed under its corporate seal by its duly authorized officer. This Agreement shall take effect as a sealed instrument.

6

CC MEDIA HOLDINGS, INC.

By:
	Name:	Mark P. Mays
	Title:	CEO

Dated:
Acknowledged and Agreed

Name:

Address of Principal Residence:

7

EXHIBIT C
Form of Rollover Option Agreement

ROLLOVER OPTION AGREEMENT
Optionee:
     This Option and any securities issued upon exercise of this Option are subject to restrictions on voting and transfer and requirements of sale and other provisions set forth in the Stockholders Agreement, to be entered into on or before the Closing Date (as that term is defined in the Merger Agreement), among CC Media Holdings, Inc., BT Triple Crown Merger Co., Inc. (“MergerSub”), Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., Mark P. Mays, L. Lowry Mays, Randall T. Mays, and other stochholders of CC Media Holdings, Inc. who from time to time may become a party thereto, as amended from time to time (the “Stockholders Agreement”), and the Side Letter Agreement, to be entered into on or before the Closing Date, among CC Media Holdings, Inc., MergerSub, Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., Mark P. Mays, L. Lowry Mays and Randall T. Mays (“Side Letter Agreement, together with the Stockholders Agreement, the “Equity Agreements ”). This Option and any securities delivered hereunder constitute Executive Shares as defined in the Stockholders Agreement.
CC MEDIA HOLDINGS, INC.
INCENTIVE STOCK OPTION AGREEMENT
     This stock option agreement (the “Agreement”) is hereby entered into between CC Media Holdings, Inc., a Delaware corporation (the “Company”), and the Optionee pursuant to the Company’s 2008 Executive Incentive Plan, as amended from time to time (the “Plan”). For the purpose of this Agreement, the “Grant Date” shall mean the Closing Date (as that term is defined in the Merger Agreement).
1.	Grant of Option. This Agreement evidences the grant by the Company on the Grant Date to the Optionee of an incentive stock option to purchase (the “Option”), in whole or in part, on the terms provided herein and in the Plan, shares of Class A Common Stock of the Company, par value $.001 per share (the “Shares”) at $[ ] per Share.[1] The Option evidenced by this certificate is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”). This Option is granted in substitution of an option (which option is hereby deemed cancelled as of the Closing Date) held by the Optionee under equity incentive plans maintained by Clear Channel Communications, Inc. (the “Rollover Option”). Except as permitted in Section 422 Rollover Law and expressly provided in this Agreement, the terms of the Rollover Option are deemed incorporated into this Option; it being understood, that the exercise price and the number of shares subject thereto may be adjusted as permitted under Section 422 Rollover Law. The Option shall be subject to the terms of the plan that previously governed the Rollover Option immediately prior to the date hereof, and to the terms of any other agreement previously governing the Rollover Option for which this Option is substituted to the extent required by Section 422 Rollover Law, and will also be governed

[1]	Exercise price of the option to be reduced to the extent permitted by law, provided that the ratio of the option price to the fair market value of the shares subject to the rolled option shall be maintained.

by the Plan, as applicable, and the Equity Agreements, in each case to the extent consistent with Section 422 Rollover Law.
2.	Vesting. The Option will be fully vested upon grant.

3.	Exercise of Option. Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor or administrator or by the Person or Persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan. In addition to the methods of payment otherwise permitted by the Plan, the Administrator shall, at the election of the Optionee, hold back Shares from an Award having a Fair Market Value equal to the exercise price in payment of the Option exercise price. The latest date on which this Option may be exercised (the “Final Exercise Date”) is the latest date upon which the Rollover Option was exercisable, subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement.

4.	Other Agreements. Optionee acknowledges and agrees that the Shares received upon exercise of this Option shall be subject to the Equity Agreements and the transfer and other restrictions, rights, and obligations set forth therein.

5.	Extraordinary Dividends. Notwithstanding anything set forth in the Plan to the contrary, however, in the event of the payment of any extraordinary cash dividend on Shares (a “Special Dividend Payment”), the Optionee shall be entitled to receive a payment in an amount equal to the cash dividends the Optionee would have received (a “Dividend Equivalent Payment”), if the Optionee held as a stockholder the same number of Shares subject to the Option, which payment shall be made at the same time as such Special Dividend Payments are made. Notwithstanding Section 9 of the Plan, the Administrator shall not, without the Optionee’s consent, alter the terms of the Plan or the Agreement so as to adversely affect the Optionee’s rights under this Agreement.

6.	Corporate Transaction. In the event of a Corporate Transaction subsequent to the Merger contemplated by the Merger Agreement in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Optionee shall be entitled to receive, in consideration for any portion of the Option then outstanding such payment (a “cash-out”), equal to the excess, if any, of (A) the price paid in such Corporate Transaction for one Share times the number of Shares subject to the Option, over (B) the aggregate exercise price, if any, under the Option, in each case on such payment terms (which shall be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as are consistent with those applied to the consideration received by holders of Stock in the transaction, as the Administrator reasonably and in good faith determines.

7.	Withholding. No Shares will be transferred pursuant to the exercise of this Option unless and until the Person exercising this Option shall have remitted to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator shall, at the election of the Optionee, hold back Shares from the Option or permit a Optionee to tender previously owned Shares in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate).
8.	Nontransferability of Option. This Option is not transferable by the Optionee other than by will or the applicable laws of descent and distribution, and, subject to the foregoing provision, is exercisable during the Optionee’s lifetime only by the Optionee.

9.	Status Change. Upon the termination of the Optionee’s Employment, this Option shall continue or terminate, as and to the extent provided in the Plan, except to the extent required under Section 422 Rollover Law.

10.	Effect on Employment. Neither the grant of this Option, nor the issuance of shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

11.	Provisions of the Plan. This Option is subject to the terms of the plan that previously governed the Rollover Option immediately prior to the date hereof and to the terms of any other agreement previously governing the Rollover Option for which this Option is substituted, which are incorporated herein by reference, to the extent required by Section 422 Rollover Law. The Option is also subject to the provisions of the Plan, as applicable, which are also incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Option has been furnished to the Optionee. By exercising all or any part of this Option, the Optionee agrees to be bound by the terms of the Plan and this Option. In the event of any conflict between the terms of this Option and the Plan, between this Option and the plan that previously governed the Rollover Option immediately prior to the date hereof, or between this Option and any other agreement previously governing the Rollover Option for which this Option is substituted, the terms of this Option shall control, except to the extent required under Section 422 Rollover Law. Notwithstanding Section 9 of the Plan, the Administrator shall not, without the Grantee’s consent, alter the terms of the Plan or this Agreement so as to adversely affect the Grantee’s rights under this Agreement.

12.	Definitions. The initially capitalized terms Optionee and Grant Date shall have the meanings set forth on the first page of this Agreement; initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan, and to the extent not defined in the Plan, as defined in the Equity Agreements, the following terms shall have the meanings set forth below:
          “Merger Agreement” shall mean shall mean the Agreement and Plan of Merger, dated as of November 16, 2006 and amended on April 18, 2007 and May 17, 2007, by and among the Company, MergerSub, B Triple Crown Finco, LLC, a Delaware limited liability company, T Triple Crown Finco, LLC, a Delaware limited liability company, and Clear Channel Communications, Inc., a Texas Corporation (“Clear Channel”), which is being further amended by a third amendment (the “Third Amendment”) on or about May 12, 2008.
          “Section 422 Rollover Law” shall mean Section 422 of the Code and guidance issued thereunder (or applicable thereto) including Treasury Regulations in respect of Section 422 of the Code, Treasury Regulation Section 1.424-1 and any subsequent guidance under Section 422 of the Code.
13.	General. For purposes of this Option and any determinations to be made by the Administrator or the Committee, as the case may be, hereunder, the determinations by the Administrator or the Committee, as the case may be, shall be binding upon the Optionee and any transferee.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed under its corporate seal by its duly authorized officer. This Agreement shall take effect as a sealed instrument.

CC MEDIA HOLDINGS, INC.

By:
Name:
Title:

Dated:
Acknowledged and Agreed

Name:

Address of Principal Residence:

ROLLOVER OPTION AGREEMENT
Optionee:
     This Option and any securities issued upon exercise of this Option are subject to restrictions on voting and transfer and requirements of sale and other provisions set forth in the Stockholders Agreement, to be entered into on or before the Closing Date (as that term is defined in the Merger Agreement), among CC Media Holdings, Inc., BT Triple Crown Merger Co., Inc. (“MergerSub ”), Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., Mark P. Mays, L. Lowry Mays, Randall T. Mays, and other stockholders of CC Media Holdings, Inc. who from time to time may become a party thereto, as amended from time to time (the “Stockholders Agreement”), and the Side Letter Agreement, to be entered into on or before the Closing Date, among CC Media Holdings, Inc., MergerSub, Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., Mark P. Mays, L. Lowry Mays and Randall T. Mays (“Side Letter Agreement, ” together with the Stockholders Agreement, the “Equity Agreements ”). This Option and any securities delivered hereunder constitute Executive Shares as defined in the Stockholders Agreement.
CC MEDIA HOLDINGS, INC.
NONQUALIFIED STOCK OPTION AGREEMENT
     This stock option agreement (the “Agreement”) is hereby entered into between CC Media Holdings, Inc., a Delaware corporation (the “Company”), and the Optionee pursuant to the Company’s 2008 Executive Incentive Plan, as amended from time to time (the “Plan”). For the purpose of this Agreement, the “Grant Date” shall mean the Closing Date (as that term is defined in the Merger Agreement).
1.	Grant of Option. This Agreement evidences the grant by the Company on the Grant Date to the Optionee of an option to purchase (the “Option”), in whole or in part, on the terms provided herein and in the Plan, shares of Class A Common Stock of the Company, par value $.001 per share (the “Shares”) at $ [ ] per Share. The Option evidenced by this certificate is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”). This Option is granted in substitution of an option (which option is hereby deemed cancelled as of the Closing Date) held by the Optionee under equity incentive plans maintained by Clear Channel Communications, Inc. (the “Rollover Option”). Except as permitted in Section 409A Rollover Law and expressly provided in this Agreement, the terms of the Rollover Option are deemed incorporated into this Option; it being understood, that the exercise price and the number of shares subject thereto may be adjusted as permitted under Section 409A Rollover Law. The Option shall be subject to the terms of the plan that previously governed the Rollover Option immediately prior to the date hereof, and to the terms of any other agreement previously governing the Rollover Option for which this Option is substituted to the extent required by Section 409A Rollover Law, and will also be governed by the Plan, as applicable, and the Equity Agreements, in each case to the extent consistent with Section 409A Rollover Law.

2.	Vesting. The Option will be fully vested upon grant.

3.	Exercise of Option. Each election to exercise this Option shall be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or by his or her executor or administrator or by the Person or Persons to whom this Option is transferred by will or the applicable laws of descent and distribution (the “Legal Representative”), and made pursuant to and in accordance with the terms and conditions set forth in the Plan. In addition to the methods of payment otherwise permitted by the Plan, the Administrator shall, at the election of the Optionee, hold back Shares from an Award having a Fair Market Value equal to the exercise price in payment of the Option exercise price. The latest date on which this Option may be exercised (the “Final Exercise Date”) is the latest date upon which the Rollover Option was exercisable, subject to earlier termination in accordance with the terms and provisions of the Plan and this Agreement.

4.	Other Agreements. Optionee acknowledges and agrees that the Shares received upon exercise of this Option shall be subject to the Equity Agreements and the transfer and other restrictions, rights, and obligations set forth therein.

5.	Extraordinary Dividends. Notwithstanding anything set forth in the Plan to the contrary, however, in the event of the payment of any extraordinary cash dividend on Shares (a “Special Dividend Payment”), the Optionee shall be entitled to receive a payment in an amount equal to the cash dividends the Optionee would have received (a “Dividend Equivalent Payment”), if the Optionee held as a stockholder the same number of Shares subject to the Option , which payment shall be made at the same time as such Special Dividend Payments are made. Notwithstanding Section 9 of the Plan, the Administrator shall not, without the Optionee’s consent, alter the terms of the Plan or the Agreement so as to adversely affect the Optionee’s rights under this Agreement.

6.	Corporate Transaction. In the event of a Corporate Transaction subsequent to the Merger contemplated by the Merger Agreement in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Optionee shall be entitled to receive, in consideration for any portion of the Option then outstanding such payment (a “cash-out”), equal to the excess, if any, of (A) the price paid in such Corporate Transaction for one Share times the number of Shares subject to the Option, over (B) the aggregate exercise price, if any, under the Option, in each case on such payment terms (which shall be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as are consistent with those applied to the consideration received by holders of Stock in the transaction, as the Administrator reasonably and in good faith determines.

7.	Withholding. No Shares will be transferred pursuant to the exercise of this Option unless and until the Person exercising this Option shall have remitted to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements, or shall have made other arrangements satisfactory to the Company with respect to such taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator shall, at the election of the Optionee, hold back Shares from the Option or permit a Optionee to tender previously owned Shares in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate).

8.	Nontransferability of Option. This Option is not transferable by the Optionee other than by will or the applicable laws of descent and distribution, and, subject to the foregoing provision, is exercisable during the Optionee’s lifetime only by the Optionee.

9.	Status Change. Upon the termination of the Optionee’s Employment, this Option shall continue or terminate, as and to the extent provided in the Plan, except to the extent required under Section 409A Rollover Law.

10.	Effect on Employment. Neither the grant of this Option, nor the issuance of shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company or its Affiliates, affect the right of the Company or its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

11.	Provisions of the Plan. This Option is subject to the terms of the plan that previously governed the Rollover Option immediately prior to the date hereof and to the terms of any other agreement previously governing the Rollover Option for which this Option is substituted, which are incorporated herein by reference, to the extent required by Section 409A Rollover Law. The Option is also subject to the provisions of the Plan, as applicable, which are also incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Option has been furnished to the Optionee. By exercising all or any part of this Option, the Optionee agrees to be bound by the terms of the Plan and this Option. In the event of any conflict between the terms of this Option and the Plan, between this Option and the plan that previously governed the Rollover Option immediately prior to the date hereof, or between this Option and any other agreement previously governing the Rollover Option for which this Option is substituted, the terms of this Option shall control, except to the extent required under Section 409A Rollover Law. Notwithstanding Section 9 of the Plan, the Administrator shall not, without the Optionee’s consent, alter the terms of the Plan or this Agreement so as to adversely affect the Optionee’s rights under this Agreement.

12.	Definitions. The initially capitalized terms Optionee and Grant Date shall have the meanings set forth on the first page of this Agreement; initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan, and to the extent not defined in the Plan, as defined in the Equity Agreements, the following terms shall have the meanings set forth below:
     “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of November 16, 2006 and amended on April 18, 2007, May 17, 2007, and May 13, 2008, by and among the Company, MergerSub, B Triple Crown Finco, LLC, a Delaware limited liability company, T Triple Crown Finco, LLC, a Delaware limited liability company, and Clear Channel Communications, Inc., a Texas Corporation (“Clear Channel”).

     “Section 409A Rollover Law” shall mean Section 409A of the Code and guidance issued thereunder (or applicable thereto) including Treasury Regulations in respect of Section 409A of the Code, Treasury Regulation Section 1.424-1 and any subsequent guidance under Section 409A of the Code.
13.	General. For purposes of this Option and any determinations to be made by the Administrator or the Committee, as the case may be, hereunder, the determinations by the Administrator or the Committee, as the case may be, shall be binding upon the Optionee and any transferee.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed under its corporate seal by its duly authorized officer. This Agreement shall take effect as a sealed instrument.

CC MEDIA HOLDINGS, INC.

By:
Name:
Title:

Dated:

Acknowledged and Agreed

Name:

Address of Principal Residence:

EXHIBIT D
Form of Restricted Stock Agreement

Name of Grantee:
This Award and any securities delivered hereunder are subject to restrictions on voting and transfer and requirements of sale and other provisions set forth in the Stockholders Agreement, to be entered into on or before the Closing Date (as that term is defined in the Merger Agreement), among CC Media Holdings, Inc., BT Triple Crown Merger Co., Inc. (“MergerSub”), Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., Mark P. Mays, L. Lowry Mays, Randall T. Mays, and other stockholders of CC Media Holdings, Inc. who from time to time may become a party thereto, as amended from time to time, (the “Stockholders Agreement”), and the Side Letter Agreement, to be entered into on or before the Closing Date, among CC Media Holdings, Inc., MergerSub, Clear Channel Capital IV, LLC, Clear Channel Capital V, L.P., Mark P. Mays, L. Lowry Mays and Randall T. Mays (“Side Letter Agreement, together with the Stockholders Agreement, the “Equity Agreements ”). This Award and any securities delivered hereunder constitute Executive Shares as defined in the Stockholders Agreement.
CC MEDIA HOLDINGS, INC.
Senior Executive Restricted Stock Award Agreement
CC Media Holdings, Inc.
c/o Clear Channel Communications, Inc.
200 East Basse Road
San Antonio, TX 78209
Attention: Bill Hamersly, SVP, Human Resources
Ladies and Gentlemen:
The undersigned Grantee (i) acknowledges receipt of an award (the “Award”) of restricted stock from CC Media Holdings, Inc., a Delaware corporation (the “Company”), under the Company’s 2008 Executive Incentive Plan (the “Plan”), subject to the terms set forth below and in the Plan, a copy of which Plan, as in effect on the date hereof, is attached hereto as Exhibit A; and (ii) agrees with the Company as follows:
     1. Effective Date. This agreement (the “Award Agreement”) shall take effect as of July 30, 2008, which is the grant date of the Award (the “Grant Date”). The Grantee shall be the record owner of the Shares on the Grant Date.
     2. Shares Subject to Award. The Award consists of a total of            shares of Class A Common Stock of the Company, par value $.001 per share (the “Shares”) with a Fair Market Value on the Grant Date of $36.00 per Share and                      in the aggregate.
     The Grantee’s rights to the Shares are subject to the restrictions described in this Award Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

     3. Nontransferability of Shares. The Shares acquired by the Grantee pursuant to this Award Agreement shall not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of except as provided in the Equity Agreements.
     4. Forfeiture Risk. If the Grantee’s Employment with the Company and its subsidiaries ceases for any reason, other than death, Disability, termination of employment by the Company without Cause, or resignation by Grantee for Good Reason, then any and all outstanding and unvested Shares acquired by the Grantee hereunder shall be automatically and immediately forfeited.
The Grantee hereby (i) appoints the Company as the attorney-in-fact of the Grantee to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any Shares that are unvested and forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to unvested Shares hereunder, one or more stock powers, endorsed in blank, with respect to such Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.
     5. Certificates. The Company will, on or subsequent to the Grant Date, issue the Grantee a certificate representing the Shares. If unvested Shares are held in book entry form at any time thereafter, the Grantee agrees that the Company may give stop transfer instructions to the depositary, stock transfer agent or other keeper of the Company’s stock records to ensure compliance with the provisions hereof.
     6. Vesting of Shares. Unless earlier vested pursuant to the Plan, the Shares acquired hereunder shall Vest during the Grantee’s Employment by the Company or a subsidiary thereof in accordance with the provisions of this Section 6 and applicable provisions of the Plan as follows:
          20% on and after the first anniversary of the Grant Date;
          20% on and after the second anniversary of the Grant Date;
          20% on and after the third anniversary of the Grant Date;
          20% on and after the fourth anniversary of the Grant Date; and
          20% on and after the fifth anniversary of the Grant Date.
Notwithstanding the above, 100% of the Grantee’s outstanding and unvested Shares shall Vest immediately upon the earlier to occur of (i) a Change of Control subsequent to the Merger contemplated by the Merger Agreement (so long as the Grantee is employed with the Company or any subsidiary thereof) or (ii) the termination of the Grantee’s Employment with the Company and its subsidiaries due to death, Disability, termination of employment by the Company without Cause, or resignation by Grantee for Good Reason.
     7. Legend. In addition to any legend required by the Equity Agreements or applicable law, any certificates representing Shares shall contain a legend substantially in the following form:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE CLEAR CHANNEL 2008 EXECUTIVE INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND CC MEDIA HOLDINGS, INC. AND THE STOCKHOLDERS AGREEMENT, DATED AS OF JULY 29, 2008, AMONG CC MEDIA HOLDINGS, INC., BT TRIPLE CROWN MERGER CO., INC., CLEAR CHANNEL CAPITAL IV, LLC, CLEAR CHANNEL CAPITAL V, L.P., MARK P. MAYS, L. LOWRY MAYS, RANDALL T. MAYS, AND OTHER STOCKHOLDERS OF CC MEDIA HOLDINGS, INC. WHO FROM TIME TO TIME MAY BECOME A PARTY HERETO. COPIES OF SUCH PLAN, AWARD AGREEMENT AND STOCKHOLDERS AGREEMENT ARE ON FILE IN THE OFFICES OF CC MEDIA HOLDINGS, INC.
Upon the request of the Grantee, as soon as practicable following the Vesting of any such Shares the Company shall cause a certificate or certificates covering such Shares, without the aforesaid legend, to be issued and delivered to the Grantee. If any Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Shares.
     8. Dividends, etc. The Grantee shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those vested and unvested Shares of which the Grantee is the record owner on the record date for such dividend or other distribution, whether or not Vested at such time, in the same form and amount as any holder of Stock receives, and (ii) subject to the terms of the Equity Agreements, vote any Shares of which the Grantee is the record owner on the record date for such vote; provided, however, that any property (other than cash) distributed with respect to a share of Stock (the “Associated Share”) acquired hereunder, by reason of a stock dividend, stock split or other similar adjustment to the Stock pursuant to Section 7(b) of the Plan, shall be subject to the restrictions of this Award Agreement in the same manner and for so long as the Associated Share remains subject to such restrictions, and shall be promptly forfeited if and when the Associated Share is so forfeited.
     9. Sale of Vested Shares. The Grantee understands that the sale of any Share, once it has Vested, will remain subject to (i) satisfaction of applicable tax withholding requirements, if any, with respect to the Vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; (iii) applicable requirements of federal and state securities laws; and (iv) the terms and conditions of the Equity Agreements to the extent that they are then in effect.
     10. Provisions of the Plan. This Grant is subject it its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the date of the grant of this Award has been furnished to the Grantee and the Grantee agrees to be bound by the terms of the Plan and this Award. In the event of any conflict between the terms of this

Award and the Plan, the terms of this Award shall control. Notwithstanding Section 9 of the Plan, the Administrator shall not, in order to avoid liability accounting as provided therein, revoke or reduce the amount of any Award, but may impose reasonable terms and conditions on the exercise of put rights, call rights and other transactions as may be reasonably necessary to avoid the treatment of the grant as a liability award under FASB. Notwithstanding Section 9 of the Plan, the Administrator shall not, without the Grantee’s consent, alter the terms of the Plan or this Award Agreement so as to adversely affect the Grantee’s rights under this Award Agreement.
     11. Other Agreements. Grantee acknowledges and agrees that the Shares delivered under this Award Agreement shall be subject to the Equity Agreements and the transfer and other restrictions, rights, and obligations set forth therein. By executing this Award Agreement, Grantee hereby becomes a party to and bound by the Equity Agreements as an Executive (as such term is defined in the Stockholders Agreement and used in the Side Letter Agreement), without any further action on the part of Grantee, the Company or any other Person.
     12. Certain Tax Matters. The Grantee expressly acknowledges the following:
A. The Grantee has been advised to confer promptly with a professional tax advisor to consider whether the Grantee should make a so-called “83(b) election” with respect to the Shares. Any such election, to be effective, must be made in accordance with applicable regulations and within thirty (30) days following the date this Award is granted and the Grantee must provide the Company with a copy of the 83(b) election prior to filing. The Company has made no recommendation to the Grantee with respect to the advisability of making such an election.
B. The award or Vesting of the Shares acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding. The Grantee expressly acknowledges and agrees that his or her rights hereunder are subject to his or her promptly paying to the Company in cash (or by such other means as may be acceptable to the Company in its discretion), all taxes required to be withheld in connection with such award, Vesting or payment. Notwithstanding the foregoing, the Administrator shall, at the election of the Participant, hold back Shares from an Award or permit the Grantee to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the applicable minimum statutory withholding rate).
     13. Definitions. The initially capitalized term Grantee shall have the meaning set forth on the first page of this Award Agreement; initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan, and to the extent not defined in the Plan, then as defined in the Equity Agreements. The following terms shall have the meanings set forth below:
     “Cause” has the meaning set forth in the Employment Agreement.
     “Change of Control” has the meaning set forth in the Stockholders Agreement.
     “Disability” has the meaning set forth in the Employment Agreement.

     “Employment Agreement” shall mean the employment agreement entered into between the Company, BT Triple Crown Merger Co., Inc. and the Grantee dated July 28, 2008.
     “Good Reason” has the meaning set forth in the Employment Agreement.
     “Investors” has the meaning set forth in the Stockholders Agreement.
     “Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of November 16, 2006 and amended on April 18, 2007, May 17, 2007 and May 13, 2008, by and among the Company, MergerSub, B Triple Crown Finco, LLC, a Delaware limited liability company, T Triple Crown Finco, LLC, a Delaware limited liability company, and Clear Channel Communications, Inc., a Texas Corporation (“Clear Channel”).
     “Vest” as used herein with respect to any Share means the lapsing of the restrictions described herein with respect to such Share.
     14. General. For purposes of this Award Agreement and any determinations to be made by the Administrator or the Committee, as the case may be, here under, the determinations by the Administrator or the Committee, as the case may be, shall be binding upon the Grantee and any transferee.
[Remainder of the page intentionally left blank]

Very truly yours,

Address:

Dated:
The foregoing Restricted Stock
Award is hereby accepted:
CC MEDIA HOLDINGS, INC.

Name: Andrew Levin
Title: Executive Vice President and Chief Legal Officer

Section 83(b) Election
[DATE]
Department of the Treasury
Internal Revenue Service Center
Austin, TX 73301-0002
Ladies and Gentlemen:
     I hereby make an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended. The following information is submitted as required by Treas. Reg. § 1.83-2(e):

1.	Name of Taxpayer:	«First_Name» «Last_Name»

	Home Address:	«Street»
«City», «State» «Zip»

Social Security No.:

2.	Property for which election is made:	«Total_Shares» Shares of Class A Common Stock of CC Media Holdings, Inc.

3.	Date of Transfer:

4.	Taxable year for which election is made:	Calendar year 2008

5.	Restrictions to which property is subject:	The shares are subject to time-based vesting restrictions and other forfeiture provisions as specified in a restricted stock award agreement and are restricted as to transfer in accordance with a stockholders agreement. The shares will generally be forfeited if employment ceases prior to vesting.

6.	The fair market value of the property at the time of its transfer to me (without regard to restrictions) was:	«Total_Value»

7.	Amount paid for the property:	$ 0.00
     A copy of this election has been furnished to the Company and to each other person, if any, required to receive the election pursuant to Treas. Reg. § 1.83-2(d).

     Please acknowledge receipt of this Section 83(b) Election by signing or stamping the enclosed copy of this letter and return it in the enclosed, self-addressed, stamped envelope.

Very truly yours,

«First_Name» «Last_Name»
cc: CC Media Holdings, Inc.

EXHIBIT E
California Supplement
     Pursuant to Section 12 of the Plan, this supplement has been adopted for purposes of satisfying the requirements of Section 25102(o) of the California Corporations Code, to the extent applicable. This supplement may be amended by the Administrator without the approval of the Company, as necessary or desirable to comply with California law. Any Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) shall be subject to the following additional limitations, terms and conditions, to the extent applicable:
     1. Maximum Duration of Awards. No Award granted to a California Participant will be for a term in excess of 10 years.
     2. Definition of Disability. For purposes of Section 6(a)(3) of the Plan, in the case of a California Participant, “disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.
     3. Additional Limitations on Timing of Awards. No Award granted to a California Participant shall become vested or exercisable unless the Plan has been approved by the Company’s stockholders by the later of (1) within 12 months before or after the date the Plan was adopted by the Board or (2) prior to or within 12 months of the granting of an Award under the Plan in California.
     4. Term. The Plan will be deemed to terminate with respect to California Participants no later than 10 years from the earlier of the date the Plan was adopted by the Board or the date the Plan was approved by the Company’s stockholders.